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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into the Company's previously filed Registration Statement File Nos. 33-65067, 33-03335, 33-63083, 333-22221, and
333-40155.

      /s/ ARTHUR ANDERSEN LLP
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         Arthur Andersen LLP

Atlanta, Georgia
February 23, 1998